ARMSTRONG ASSOCIATES, INC.
                       RESTATED ARTICLES OF INCORPORATION
                     WITH AMENDMENDMENTS BY THE SHAREHOLDERS

     1. Armstrong Associates, Inc., pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (hereinafter referred to as the "Act"), hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments and supplements thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth, and which contain no other change in any provision thereof.

     2. The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

     (a) Article V of the Articles of Incorporation is hereby amended to read as follows:

                                   "ARTICLE V.

          "The aggregate number of shares of common stock which the Corporation shall have the authority to issue is 6,000,000 shares of the par value of $1.00 per share."

     (b) Article VIII of the Articles of Incorporation is hereby amended to read as follows:

                                 "ARTICLE VIII.

          "Prior to commencing business the Corporation complied with all of the capital stock requirements therefor, as provided in the corporation laws of Texas."

     (c) Article IX of the Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE IX.

          "The Corporation shall redeem any shares of the common stock of the Corporation duly tendered for redemption, each redemption to be effected at the net asset value per share of the tendered shares and on the terms and conditions set forth below:

          "1. The redemption shall be effected in accordance with procedures from time to time adopted by the Board of Directors, in conformity with the Investment Company Act of 1940, for determining, among other things, (a) the net asset value per share of the shares, (b) the times as of which (i) the shares shall be deemed duly tendered for redemption, (ii) the net asset value of the shares shall be determined and (iii) the redemption price shall be paid, (d) the requirements for a due tender of shares and related documentation, and (e) such other matters that may arise in connection therewith.

          "2. Except as hereinafter provided, the redemption price shall be paid in cash or by check on current funds. Redemption may be made in whole or in part in securities or other assets of the Corporation in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of securities or other assets of the Corporation in orderly fashion impracticable or impossible, or if the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of the Corporation. In making any such payments in whole or in part in securities or other assets of the Corporation, the Board of Directors shall have the authority to select and value the particular securities or other assets to be paid to a stockholder and to otherwise decide what is fair and practicable in making such payment. Delivery of the securities included in any such payment shall be made as promptly as any necessary transfers may be made on the books of the several corporations whose securities are to be delivered.

          "3. The redemption price may be paid out of stated capital or any unrestricted surplus, but redemption is conditional upon the Corporation having funds or property legally available therefor.

          "4. From and after the close of business on the day when the shares are properly tendered for redemption the owner shall, with respect to such shares, cease to be a stockholder of the Corporation and shall have only the right to receive the redemption price, in accordance with the provisions hereof."

     (d) Article XI of the Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE XI.

          "The vote or concurrence of the holders of a majority of the outstanding shares of the Corporation shall be required for the following, stockholder actions, to wit: any amendment to or restatement of the Articles of Incorporation; any merger or consolidation; any sale, lease, exchange or other disposition of all, or substantially all, of the property or assets of the Corporation; or the dissolution of the Corporation. The foregoing shall control over any requirement in the Texas Business Corporation Act (the "Act") for the vote or concurrence of the holders of a greater number of shares with respect to such actions to the extent permitted by the Act, but shall not require the vote or concurrence of such number of shares where a lesser vote is specified in the Act and shall not require approval by the stockholders of any action for which the Act does not require stockholder vote or concurrence."

     (e) Article XII of the Articles of Incorporation is hereby amended to read as follows:

                                  "ARTICLE XII.

          "The post office address of the registered office of the Corporation is 311 N. Market Street, Suite 205, Dallas, Texas and the name of its registered agent at such address is C. K. Lawson."

     (f) Article XIII of the Articles of Incorporation is hereby amended to read as follows:

                                 "ARTICLE XIII.

          "The number of directors of the Corporation shall be not less than three nor more than ten as the stockholders may, from time to time determine. The number of directors constituting the present Board of Directors is six (6) and the names and addresses of the persons who are to serve as directors until the next meeting of stockholders are:

                        Eugene P. Frenkel, M.D.
                        C. K. Lawson
                        Douglas W. Maclay
                        R. H. Stewart Mitchell, Jr.
                        Cruger S. Ragland
                        Ann D. Reed"

     (g) Article XIV of the Articles of Incorporation is hereby deleted in its entirety.

     3. Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Act and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation was duly adopted by the shareholders of the Corporation on October 27, 1983.

     4. The number of shares outstanding was 1,266,131; the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 1,266,131; the number of shares voted for such Restated Articles of Incorporation as so amended was 929,726; and the number of shares voted against such Restated Articles of Incorporation as so amended was 2,497.

     5. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments and supplements thereto that are in effect to date and as amended as set forth above, and the Restated articles of Incorporation which follow contain no other change in any provision thereof.

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           ARMSTRONG ASSOCIATES, INC.


                                   ARTICLE I.

     The name of this Corporation is ARMSTRONG ASSOCIATES, INC.

                                   ARTICLE II.

     The period of the Corporation's duration is perpetual.

                                  ARTICLE III.

     The purpose or purposes for which the Corporation is organized are:

     1. To conduct and carry on the business of a diversified, open-end management investment company.

     2. To invest and reinvest the property and assets of the Corporation in securities of different types and classes, including without limitation, stocks, bonds, notes, debentures, and certificates of interest or participation, and in other personal property, but without banking and discounting privileges.

     3. To purchase, retire, redeem, hold, sell, reissue, transfer, and otherwise deal in, shares of its own capital stock; and to apply to such purchase, retirement, or acquisition any funds or property of the Corporation, whether capital or surplus or otherwise, as may be permitted by law.

     4. To exercise as owner of any securities all rights, powers and privileges in respect thereof and to do any and all acts and things for the preservation, protection and enhancement in value of all such securities.

                                   ARTICLE IV.

     1. At least seventy-five per centum (75%) of the value of the Corporation's total assets shall be represented by cash and cash items (including receivables), Government securities and other securities for the purpose of this calculation limited in respect of any one issuer to an amount not greater in value than five per centum (5%) of the value of the total assets of the Corporation (such total assets to be determined by or in the manner authorized by the Board of Directors) and to not more than ten per centum (10%) of the outstanding- voting securities of such issuer.

     2. The Corporation shall not purchase any security on margin except such short term credits as are necessary for the clearance of transactions, nor participate on a joint or a joint and several basis in any trading account in securities nor effect a short sale of any security.

     3. The Corporation shall not borrow any money unless immediately after any such borrowing there is an asset coverage (as defined in the Investment Company Act of 1940) of at least 300% for all borrowings of the Corporation; and provided, further, that in the event that such asset coverage shall at any time fall below 300% the Corporation shall, within three days thereafter (not including Sundays and holidays) or such longer time as the Securities and Exchange Commission may prescribe by rules and regulations, reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.

     4. The Corporation shall not purchase any commodities or commodity contracts or real estate except for its own use in connection with its business and shall not underwrite securities issued by other persons or issue "senior securities" as that term is defined in the Investment Company Act of 1940.

     5. The Corporation  shall not lend any of its cash funds or other assets to
any  person,   firm  or  corporation  except  through  the  purchase  of  bonds, debentures, notes or other evidence of indebtedness as herein authorized.

                                   ARTICLE V.

     The aggregate number of shares of common stock which the Corporation shall have the authority to issue is 6,000,000 shares of the par value of $1.00 per share.

                                   ARTICLE VI.

     No stockholder of this Corporation shall by reason of his holding shares of any class of stock of this Corporation have any preemptive or preferential right to purchase or subscribe for any shares of common stock or other securities issued by this Corporation, whether now or hereafter authorized.

                                  ARTICLE VII.

     Cumulative voting in any election of Directors of the Corporation is prohibited.

                                  ARTICLE VIII.

     Prior to commencing business the Corporation complied with all of the capital stock requirements therefor, as provided in the corporation laws of Texas.

                                   ARTICLE IX.

     The Corporation shall redeem any shares of the common stock of the Corporation duly tendered for redemption, each redemption to be effected at the net asset value per share of the tendered shares and on the terms and conditions set forth below:

     1. The redemption shall be effected in accordance with procedures from time to time adopted by the Board of Directors, in conformity with the Investment Company Act of 1940, for determining, among other things, (a) the net asset value per share of the shares, (b) the times as of which (i) the shares shall be deemed duly tendered for redemption, (ii) the net asset value of the shares shall be determined and (iii) the redemption price shall be paid, (d) the requirements for a due tender of shares and related documentation, and (e) such other matters that may arise in connection therewith.

     2. Except as hereinafter provided, the redemption price shall be paid in cash or by check on current funds. Redemption may be made in whole or in part in securities or other assets of the Corporation in the event of the closing of the New York Stock Exchange or the happening of any event at any time prior to actual payment which makes the liquidation of securities or other assets of the Corporation in orderly fashion impracticable or impossible, or if the Board of Directors shall determine that payment in cash would be prejudicial to the best interests of the remaining stockholders of the Corporation. In making any such payments in whole or in part in securities or other assets of the Corporation, the Board of Directors shall have the authority to select and value the particular securities or other assets to be paid to a stockholder and to otherwise decide what is fair and practicable in making such payment. Delivery of the securities included in any such payment shall be made as promptly as any necessary transfers may be made on the books of the several corporations whose securities are to be delivered.

     3. The redemption price may be paid out of stated capital or any unrestricted surplus, but redemption is conditional upon the Corporation having funds or property legally available therefor.

     4. From and after the close of business on the day when the shares are properly tendered for redemption the owner shall, with respect to such shares, cease to be a stockholder of the Corporation and shall have only the right to receive the redemption price, in accordance with the provisions hereof.

                                   ARTICLE X.

     The Corporation may from time to time sell shares of its common stock for a consideration per share equal to the net asset value per share of such stock determined as hereinabove provided. The Board of Directors shall determine the time of such sales, the time of determining net asset value in connection therewith and all other matters pertaining to such sales.

                                   ARTICLE XI.

     The vote or concurrence of the holders of a majority of the outstanding shares of the Corporation shall be required for the following stockholder actions, to wit: any amendment to or restatement of the Articles of Incorporation; any merger or consolidation; any sale, lease, exchange or other disposition of all, or substantially all, of the property or assets of the Corporation; or the dissolution of the Corporation. The foregoing shall control over any requirement in the Texas Business Corporation Act (the "Act") for the vote or concurrence of the holders of a greater number of shares with respect to such actions to the extent permitted by the Act, but shall not require the vote or concurrence of such number of shares where a lesser vote is specified in the Act and shall not require approval by the stockholders of any action for which the Act does not require stockholder vote or concurrence.

                                  ARTICLE XII.

     The post office address of the registered  office of the Corporation is 311
N. Market Street, Suite 205, Dallas, Texas and the name of its registered agent at such address is C. K. Lawson.

                                 ARTICLE XIII.

     The number of directors of the Corporation shall be not less than three nor more than ten as the stockholders may, from time to time determine. The number of directors constituting the present Board of Directors is six (6) and the names and addresses of the persons who are to serve as directors until the next meeting of stockholders are:

                        Eugene P. Frenkel, M.D.
                        C. K. Lawson
                        Douglas W. Maclay
                        R. H. Stewart Mitchell, Jr.
                        Cruger S. Ragland
                        Ann D. Reed


Dated October 27, 1983

                                        ARMSTRONG ASSOCIATES, INC.


                                        By /s/ C.K. Lawson
                                           ------------------------
                                           Its President


                                        And /s/ Candace L. King
                                            -----------------------
                                            Its Secretary

THE STATE OF TEXAS

COUNTY OF DALLAS

     This instrument was acknowledged before me on this the 27th day of October, 1983 by C. K. Lawson, President of Armstrong Associates, Inc., a Texas corporation, on behalf of said corporation.


[N.S]                                   /s/ Joyce Yancey
                                        ----------------------------------
                                        Notary Public, State of Texas

                                        My commission expires:
                                        November 3, 1986
                                        ----------------------------------